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                                                                    Exhibit 23.1
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Pure Resources, Inc.

     We consent to incorporation by reference in the registration statements (No's. 333-48346, 333-34970, 333-37868 and 333-37870) on Form S-8 of Pure
Resources, Inc. of our report dated February 14, 2001, except for Note 20, in so far as it relates to December 31, 2000 and the year then ended which is dated September 12, 2001, with respect to the consolidated financial statements and schedules of Pure Resources, Inc. as of December 31, 2000 included in this Current Report on Form 8-K.

                                        KPMG LLP

Midland, Texas
September 13, 2001